Medifast Announces Fourth Quarter and Full Year 2024 Financial Results

February 18, 2025
BALTIMORE--(BUSINESS WIRE)--Medifast (NYSE: MED), the health and wellness company known for its habit-based and coach-guided lifestyle solution, OPTAVIA®, today reported results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024
•Revenue of $119.0 million, with revenue per active earning coach of $4,391
•Independent active earning OPTAVIA coaches of 27,100
•Net income of $0.8 million (non-GAAP adjusted net income of $1.1 million)
•Earnings per diluted share ("EPS") of $0.07 (non-GAAP adjusted EPS of $0.10)
•Cash, Cash Equivalents, and Investment Securities of $162.3 million and no debt

Full Year 2024
•Revenue of $602.5 million
•Net income of $2.1 million (non-GAAP adjusted net income of $20.2 million)
•EPS of $0.19 (non-GAAP adjusted EPS of $1.84)

“This past year was a pivotal year for Medifast, as we continued to transform our business to meet the changing nature of a health and wellness market that has been revolutionized by the rising acceptance of GLP-1 medications,” said Dan Chard, Chairman & CEO.

“Throughout the year, our team has shown resilience and adaptability as we navigated evolving market dynamics, enabling Medifast to remain positioned to be a leader in health and wellness in a GLP-1 world. We're committed to offering solutions that meet the diverse needs of our customers, whether they are focusing solely on our habit-based approach to weight loss, using GLP-1 medications, or transitioning off them.”

Chard continued, “As we look ahead, our top priorities center on reestablishing growth across all of our key metrics, including driving coach productivity through accelerated customer acquisition, and expanding the number of active earning coaches. These efforts should allow us to broaden our reach, restore revenue and profitability growth and deliver long-term value to all our stakeholders.”

Fourth Quarter 2024 Results
Fourth quarter 2024 revenue decreased 37.7% to $119.0 million from $191.0 million for the fourth quarter of 2023 primarily driven by a decrease in the number of active earning OPTAVIA coaches and lower coach productivity. The total number of active earning OPTAVIA coaches decreased 34.1% to 27,100 compared to 41,100 for the fourth quarter of 2023. The average revenue per active earning OPTAVIA coach was $4,391, compared to $4,648 for the fourth quarter last year, a decline of 5.5% primarily driven by continued pressure on customer acquisition.

Gross profit decreased 37.6% to $88.2 million from $141.4 million for the fourth quarter of 2023. The decrease in gross profit was due to lower sales volumes. The company’s gross profit as a percentage of revenue was 74.1% compared to 74.0% in the fourth quarter of 2023.
Selling, general, and administrative expenses (“SG&A”) decreased 34.1% to $87.5 million compared to $132.7 million for the fourth quarter of 2023. The decrease in SG&A was primarily due to a $27.4 million decrease in OPTAVIA coach compensation, a $7.1 million decrease in employee compensation, a $5.8 million decrease due to non-recurring costs incurred in the fourth quarter of 2023 to establish the company's medically supported weight loss initiative, which includes collaboration costs with LifeMD, and a $3.0 million decrease in costs for coach-related events, partially offset by $6.5 million of costs for company led marketing efforts. As a percentage of revenue, SG&A increased 400 basis points year-over-year to 73.5% of revenue, as compared to 69.5% for the fourth quarter of 2023. The increase in SG&A as a percentage of revenue was primarily due to 550 basis points of company led marketing spend and 210 basis points of loss of leverage on fixed costs, partially offset by a 300 basis point decrease due to non-recurring costs incurred in the fourth quarter of 2023 to establish the company's medically supported weight loss initiative, as well as a 100 basis point decrease for costs related to coach-related events. On a non-GAAP adjusted basis, which excludes non-GAAP adjustments in the prior comparable period for IT and supply chain optimization and the LifeMD collaboration costs, SG&A decreased 30.1% to $87.5 million and non-GAAP adjusted SG&A moved 800 basis points higher as a percentage of revenue to 73.5%.
Income from operations decreased 91.8% to $0.7 million from $8.7 million in the prior year period. As a percentage of revenue, income from operations was 0.6% for the fourth quarter of 2024 compared to 4.5% in the prior-year period due to the factors described above impacting revenue and SG&A expenses. Non-GAAP adjusted income from operations as a percentage of revenue was 0.6%, a decrease of 790 basis points from the year-ago period.
Other income decreased 49.7% to $0.6 million from $1.1 million for the fourth quarter of 2023. The decrease in other income was primarily due to unrealized losses on the investment in LifeMD common stock. Non-GAAP other income, which excludes the quarter's unrealized losses on LifeMD common stock investment, decreased 18.2% to $0.9 million primarily due to the write-off of unamortized debt issuance costs.
The effective tax rate was 37.3% for the fourth quarter of 2024 compared to 38.4% in the prior-year period. The non-GAAP effective tax rate was 34.6% as compared to 31.6% in the prior year period.

In the fourth quarter of 2024, net income was $0.8 million, or $0.07 per diluted share, based on approximately 11.0 million shares of common stock outstanding. In the fourth quarter of 2023, net income was $6.0 million, or $0.55 per diluted share, based on approximately 10.9 million shares of common stock outstanding. In the fourth quarter of 2024, non-GAAP adjusted net income was $1.1 million, or $0.10 per diluted share, compared to non-GAAP adjusted net income of $11.9 million, or $1.09 per diluted share, in the year-ago period.

Full Year Fiscal 2024 Results
For the fiscal year ended December 31, 2024, revenue decreased 43.8% to $602.5 million compared to revenue of $1.1 billion in 2023. Net income for 2024 was $2.1 million, or $0.19 per diluted share, based on approximately 11.0 million shares outstanding. This compares to 2023 net income of $99.4 million, or $9.10 per diluted share, based on approximately 10.9 million shares outstanding. On a non-GAAP adjusted basis, net income decreased 80.8% to $20.2 million and EPS decreased 80.9% to $1.84 per diluted share, compared to the prior year period’s adjusted EPS of $9.64 per diluted share.

Capital Allocation and Balance Sheet
The company’s balance sheet remains strong with cash, cash equivalents, and investment securities of $162.3 million and no interest-bearing debt as of December 31, 2024, compared to $150.0 million in cash and cash equivalents and no debt at December 31, 2023.
Outlook
The company expects first quarter 2025 revenue to be in the range of $100 million to $120 million and first quarter 2025 EPS to range from a loss of $0.50 per diluted share to $0.00 per diluted share. The EPS range excludes any gains or losses from changes in market price of the company's LifeMD common stock investment.
Conference Call Information
The conference call is scheduled for today, Tuesday, February 18, 2025 at 4:30 PM ET. The call will be broadcast live over the Internet, hosted on the Investor Relations section of Medifast’s website at www.MedifastInc.com or directly at https://viavid.webcasts.com/starthere.jsp?ei=1705513&tp_key=7b87c842ba and will be archived online and available through May 18, 2025. In addition, listeners may dial (201) 389-0879 to join via telephone. A telephonic playback will be available from February 18, 2025 at 8:30 PM ET through Tuesday, February 25, 2025 at 11:59 PM ET. Participants can dial (412) 317-6671 and enter passcode 13751326 to hear the playback.
About Medifast®:
Medifast (NYSE: MED) is the 40+ year old health and wellness company known for its habit-based and coach-guided lifestyle solution OPTAVIA®, which provides people with a simple yet comprehensive approach to address obesity and support a healthy lifestyle. OPTAVIA provides unparalleled coaching support along with community, tailored nutrition and healthy habits, and empowers people to master their weight loss journey through each stage of life. Through the company's collaboration with national virtual primary care provider LifeMD® (Nasdaq: LFMD) and its affiliated medical group, customers now have access to GLP-1 medications where clinically appropriate. Medifast remains committed to its mission of offering Lifelong Transformation, Making a Healthy Lifestyle Second Nature™. Visit MedifastInc.com and OPTAVIA.com for more information and follow @Medifast on X and LinkedIn.
MED-F

Forward Looking Statements
Please Note: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend,” “anticipate,” “expect” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals, outlook or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Medifast's inability to maintain and grow the network of independent OPTAVIA coaches; industry competition and new weight loss products, including weight loss medications such as GLP-1s, or services; Medifast’s health or advertising related claims by OPTAVIA customers; Medifast's inability to continue to develop new products; effectiveness of Medifast's advertising and marketing programs, including use of social media by OPTAVIA coaches; the departure of one or more key personnel; Medifast's inability to protect against online security risks and cyberattacks; risks associated with Medifast's direct-to-consumer business model; disruptions in Medifast's supply chain; product liability claims; Medifast's planned growth into domestic markets including through its collaboration with LifeMD, Inc.; adverse publicity associated with Medifast's products; the impact of existing and future laws and regulations on Medifast’s business; fluctuations of Medifast's common stock market price; increases in litigation; actions of activist investors; the consequences of other geopolitical events, overall economic and market conditions and the resulting impact on consumer sentiment and spending patterns; and Medifast's ability to prevent or detect a failure of internal control over financial reporting. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings filed with the United States Securities and Exchange Commission, including its quarterly reports on Form 10-Q and current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.
Investor Contact:
Medifast, Inc.
Steven Zenker
InvestorRelations@medifastinc.com
(443) 379-5256

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(U.S. dollars in thousands, except per share amounts & dividend data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Revenue	$119,003	$191,015	$602,463	$1,072,054
Cost of sales	30,784	49,646	157,840	296,204
Gross profit	88,219	141,369	444,623	775,850

Selling, general, and administrative	87,510	132,693	441,745	649,448

Income from operations	709	8,676	2,878	126,402

Other income
Interest income	953	1,176	4,804	2,490
Other expense	(387)	(50)	(3,895)	(95)
	566	1,126	909	2,395

Income before provision for income taxes	1,275	9,802	3,787	128,797

Provision for income taxes	475	3,766	1,696	29,382

Net income	$800	$6,036	$2,091	$99,415

Earnings per share - basic	$0.07	$0.55	$0.19	$9.13

Earnings per share - diluted	$0.07	$0.55	$0.19	$9.10

Weighted average shares outstanding
Basic	10,938	10,893	10,930	10,884
Diluted	10,983	10,935	10,963	10,921

Cash dividends declared per share	$—	$—	$—	$4.95

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(U.S. dollars in thousands, except par value)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$90,928	$94,440
Inventories, net	42,421	54,591
Investments	71,416	55,601
Income taxes, prepaid	—	8,727
Prepaid expenses and other current assets	9,639	10,670
Total current assets	214,404	224,029

Property, plant and equipment - net of accumulated depreciation	37,527	51,467
Right-of-use assets	11,155	15,645
Other assets	9,667	14,650
Deferred tax assets, net	11,460	4,117

TOTAL ASSETS	$284,213	$309,908

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$56,494	$86,415
Income taxes payable	1,485	—
Current lease obligations	6,182	5,885
Total current liabilities	64,161	92,300

Lease obligations, net of current lease obligations	9,943	16,127
Total liabilities	74,104	108,427

Commitments

Stockholders' Equity
Common stock, par value 0.001 per share: 20,000 shares authorized;
10,938 and 10,896 issued and outstanding
at December 31, 2024 and December 31, 2023	11	11
Additional paid-in capital	33,136	26,573
Accumulated other comprehensive income	180	248
Retained earnings	176,782	174,649
Total stockholders' equity	210,109	201,481

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$284,213	$309,908

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding results, the company discloses various non-GAAP financial measures in the quarterly earnings press release and other public disclosures. The following GAAP financial measures have been presented on an as adjusted basis: cost of sales, gross profit, SG&A expenses, income from operations, other income, provision for income taxes, net income, effective tax rate, and diluted earnings per share. Each of these non-GAAP financial measures excludes the impact of certain amounts as further identified below that the company believes are not indicative of its core ongoing operational performance. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included below. These non-GAAP financial measures are not intended to replace GAAP financial measures.

These non-GAAP financial measures are used internally to evaluate and manage the company's operations because the company believes they provide useful supplemental information regarding the company's on-going economic performance. The company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

The following tables reconcile the non-GAAP financial measures included in this release:

	Three months ended December 31, 2024
	GAAP	Unrealized Loss on Investment in LifeMD Common Stock	Non-GAAP
Cost of sales	$30,784	$—	$30,784
Gross profit	88,219	—	88,219
Selling, general, and administrative	87,510	—	87,510
Income from operations	709	—	709
Other income	566	355	921
Provision for income taxes	475	89	564
Net income	800	266	1,066
Diluted earnings per share (1)	0.07	0.02	0.10

	Three months ended December 31, 2023
	GAAP	IT and Supply Chain Optimization	LifeMD Collaboration Costs	Non-GAAP
Cost of sales	$49,646	$—	$—	$49,646
Gross profit	141,369	—	—	141,369
Selling, general, and administrative	132,693	(2,555)	(5,000)	125,138
Income from operations	8,676	2,555	5,000	16,231
Other income	1,126	—	—	1,126
Provision for income taxes	3,766	583	1,141	5,490
Net income	6,036	1,972	3,859	11,867
Diluted earnings per share (1)	0.55	0.18	0.35	1.09

	Year ended December 31, 2024
	GAAP	Supply Chain Optimization and Restructuring of External Manufacturing Agreements	Unrealized Loss on Investment in LifeMD Common Stock	LifeMD Collaboration Costs	Non-GAAP
Cost of sales	$157,840	$(2,579)	$—	$—	$155,261
Gross profit	444,623	2,579	—	—	447,202
Selling, general, and administrative	441,745	(12,502)	—	(5,000)	424,243
Income from operations	2,878	15,081	—	5,000	22,959
Other income	909	—	4,089	—	4,998
Provision for income taxes	1,696	3,770	1,022	1,250	7,738
Net income	2,091	11,311	3,067	3,750	20,219
Diluted earnings per share (1)	0.19	1.03	0.28	0.34	1.84

	Year ended December 31, 2023
	GAAP	IT and Supply Chain Optimization	LifeMD Collaboration Costs	Non-GAAP
Cost of sales	$296,204	$—	$—	$296,204
Gross profit	775,850	—	—	775,850
Selling, general, and administrative	649,448	(2,555)	(5,000)	641,893
Income from operations	126,402	2,555	5,000	133,957
Other income	2,395	—	—	2,395
Provision for income taxes	29,382	583	1,141	31,106
Net income	99,415	1,972	3,859	105,246
Diluted earnings per share (1)	9.10	0.18	0.35	9.64
(1) The weighted-average diluted shares outstanding used in the calculation of these non-GAAP financial measures are the same as the weighted-average shares outstanding used in the calculation of the reported per share amounts.